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Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

        We consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated March 7, 2005 relating to the consolidated financial statements of Yamana Gold Inc. appearing in and incorporated by reference in the Annual Report on Form 40-F of Yamana Gold Inc. for the period ended December 31, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Independent Registered Chartered Accountants
Vancouver, British Columbia, Canada
June 17, 2005

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CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS